Exhibit 10.3

AMENDMENT NO. 2 TO
SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 2, dated as of January 30, 2023 (this “Amendment”), to the SECURITIES PURCHASE AGREEMENT, as amended (the “Securities Purchase Agreement”), dated as of January 25, 2023, is by and among Grom Social Enterprises, Inc., a Florida corporation (the “Company”), and the investors signatory thereto (including, the undersigned investor (the “Investor”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Securities Purchase Agreement shall be used herein as therein defined.

A.             The Company and the Investor entered into the Securities Purchase Agreement pursuant to which the Investor agreed to purchase certain Units of the Company, upon the terms and subject to the conditions set forth therein.

B.             The Company and the Investor desire to amend the Securities Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             AMENDMENTS. Effective as of the time the Company and the Investor shall have executed and delivered this Amendment (the “Amendment Time”), the Securities Purchase Agreement is hereby amended as follows:

(a)            The last sentence in the definition of Prefunded Warrant in Section 1 (Definitions) of the Securities Purchase Agreement is hereby deleted as follows:

“Prefunded Warrants” means, collectively, the Prefunded Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Prefunded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit C-2 attached hereto. ~~The number of shares issuable upon the exercise of the Prefunded Warrants shall equal 175% of the Warrant Shares under the Warrant included in the Prefunded Unit.~~

(b)            The definition of Prefunded Unit is hereby amended and restated in it its entirety as follows:

“Prefunded Units” means each Prefunded Unit consisting of (a) one Prefunded Warrant to purchase one Prefunded Warrant Share, (b) one Purchase Warrant to purchase 1.75 Purchase Warrant Share.

2.	Acknowledgement.

(a)            The parties acknowledge that the Prefunded Units consist of (i) one Prefunded Warrant to purchase one share of Common Stock and (ii) one Purchase Warrant to purchase 1.75 shares of Common Stock.

3.	Remaining Terms.

(a)            The remaining terms of the Securities Purchase Agreement, as amended, are not amended and remain in full force and effect.

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
GROM SOCIAL ENTERPRISES, INC. By: Name: Darren Marks Title: Chief Executive Officer

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

INVESTOR:
HUDSON BAY MASTER FUND LTD By: ___________________________________ Name: Title:

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